UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 6, 2023

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 West 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Redeemable Warrants to acquire Common Shares	TRKAW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Troika Media Group, Inc. (the “Company”) has entered into Settlement Agreements (the “Settlement Agreements”) with certain current and former holders of its Series E Convertible Preferred Stock (the “Purchasers”) (the “Series E Preferred Stock”).

The Company and Purchasers are party to (i) that certain Securities Purchase Agreement, dated as of March 16, 2022, pursuant to which the original purchasers of the Series E Preferred Stock (the “Original Purchasers”) acquired shares of Series E Preferred Stock and accompanying warrants (the “Warrants”), subject to the terms and conditions contained therein, and (ii) that certain Registration Rights Agreement, dated as of March 16, 2022 (the “Registration Rights Agreement”), pursuant to which the Company and the Original Purchasers agreed to certain requirements and conditions covering the resale by the Original Purchasers of the shares of Company common stock (the “Common Stock”) into which the Series E Preferred Stock are convertible (the “Conversion Shares”) and the Warrants are exercisable (the “Warrant Shares”).

Under the terms of the Registration Rights Agreement, the Company, upon acquiring Converge Direct LLC in March 2022, was required to file a registration statement within ten (10) business days of such closing and for such registration statement to be declared effective by the U.S. Securities and Exchange Commission (the “SEC”) no later than forty five (45) business days thereafter (the “Registration Requirements”). The persons entitled to liquidated damages pursuant to the Registration Rights Agreement have alleged that the Company did not fulfill the Registration Requirements.

The Purchasers (i) are the registered or beneficial owners of more than 50.1% of the Registrable Securities under, and defined in, the Registration Rights Agreement, and (ii) constitute the purchasers of more than 50.1% of the Series E Preferred Stock originally purchased under the Securities Purchase Agreement. As such, in accordance with the terms of the Registration Rights Agreement and the Securities Purchase Agreement, as applicable, as of March 31, 2023 (the “Effective Date”), each such agreement and all rights and obligations thereunder are deemed terminated and of no further force and effect as of such date. In addition, effective as of the Effective Date, the Settlement Agreements contain a release of any and all claims against the Company and its subsidiaries that such Purchaser (or its affiliates) may have purported to have against the Company or its subsidiaries under such agreements; provided, however, that the Purchasers will maintain their respective “Piggy-Back Registration Rights” under Section 6(d) of the Registration Rights Agreement.

In exchange for the release by the Purchasers of any and all claims for liquidated damages under the Registration Rights Agreement, the Company has agreed to deliver to each Purchaser a number of shares of Common Stock equal to the dollar amount of liquidated damages purportedly owed to each such Party multiplied by four (4). The Company has agreed to prepare and file with the SEC a resale registration statement covering such Common Stock (the “Resale Registration Statement”) no later than May 15, 2023, which may be extended upon mutual agreement of the Company and the Purchasers and be subject to certain other customary registration rights.

This foregoing descriptions of the Settlement Agreements, the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, (i) in the case of the Settlement Agreements, the Form of Settlement Agreement filed as Exhibit 10.1 hereto, and (ii) in respect of the Registration Rights Agreement and the Securities Purchase Agreement, as applicable, Exhibits 4.2 and 4.3 of the Company’s Form 8-K filed March 18, 2022, each of which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1	Form of Settlement Agreement and Release of Claims
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: April 6, 2023	By:	/s/ Erica Naidrich
(Signature)
Erica Naidrich Chief Financial Officer